Exhibit 21

ST. JUDE MEDICAL, INC.

SUBSIDIARIES OF THE REGISTRANT

as of December 29, 2007

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

•	Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina (Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)
•	St. Jude Medical S.C., Inc. – Austin, Texas (Minnesota corporation)
–	Bio-Med Technologies Limited (Pennsylvania corporation)
–	San Diego Pace, Inc. (California corporation)
•	St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
–	Brussels, Belgium branch
•	St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)
•	St. Jude Medical (Shanghai) Co., Ltd. – Shanghai, China (Chinese corporation)
–	Beijing, Shanghai and Guangzhou representative offices
•	St. Jude Medical, Inc., Cardiac Assist Division - St. Paul, Minnesota (Delaware corporation) (Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)
•	St. Jude Medical Australia Pty., Ltd. – Sydney, Australia (Australian corporation)
•	St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)
•	St. Jude Medical, Atrial Fibrillation Division, Inc. (Formerly St. Jude Medical, Daig Division, Inc.) - Minnesota and California (Minnesota corporation)
–	Endocardial Solutions NV/SA (Belgian Corporation)
•	St. Jude Medical Colombia, Ltda. - Bogota, Colombia (Colombian corporation)
•	St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation)
•	St. Jude Medical (Thailand) Co., Ltd. – Bangkok, Thailand (Thailand corporation)
•	Irvine Biomedical, Inc. – Irvine, California (California corporation)
•	Frank Merger Corporation – (Delaware corporation)
•	St. Jude Medical, Cardiology Division, Inc. (Formerly Velocimed, Inc.) - Minnesota (Delaware corporation)
•	Light Merger Corporation – (Minnesota Corporation)
•	St. Jude Medical Argentina S.A. – Buenos Aires, Argentina (Argentinean corporation)
•	Advanced Neuromodulation Systems, Inc. – Plano, Texas (Texas Corporation)
–	Quest Acquisition Corporation – Plano, Texas (Delaware Corporation)
–	Hi-Tronics Designs, Inc. – Budd Lake, New Jersey (New Jersey Corporation)
–	Neuro-Regeneration, Inc. – Plano, Texas (Texas Corporation)
–	MicroNet Medical, Inc. – Plano, Texas (Minnesota Corporation)
–	Hug Centers of America I, Inc. – Plano, Texas (Delaware Corporation)
–	SPAC Acquisition Corp. – Wilmington, Delaware (Delaware Corporation)
–	Advanced Neuromodulation Systems, UK Limited (United Kingdom corporation)
•	SJM International, Inc. - St. Paul, Minnesota (Delaware corporation)
–	Tokyo, Japan branch

SJM International, Inc. Wholly Owned Legal Entities (Directly and Indirectly):

•	St. Jude Medical Luxembourg S.à r.l. (Luxembourg corporation)
–	St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)
–	St. Jude Medical Puerto Rico B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)
–	St. Jude Medical Puerto Rico LLC (Puerto Rican corporation) (wholly owned subsidiary of St. Jude Medical Puerto Rico B.V.)
–	St. Jude Medical AB (Swedish corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)
–	SJM Coordination Center BVBA (Belgian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)
–	St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)
–	St. Jude Medical Japan Co., Ltd. (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical India Private Limited (Indian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical (Singapore) Pte. Ltd. (Singaporean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical (Malaysia) Sdn Bhd (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical Taiwan Co. (Taiwan corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical Korea YH (Korean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical (Hong Kong) Limited - Central, Hong Kong (Hong Kong corporation)
–	Beijing, China representative office
–	Mumbai, New Delhi, Calcutta, Chennai and Bangalore, India branch offices
•	St. Jude Medical Sweden AB (Swedish corporation)
•	St. Jude Medical Danmark A/S (Danish corporation)
•	St. Jude Medical (Portugal) - Distribuição de Produtos Médicos, Lda. (Portuguese corporation)
•	St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
•	St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
•	St. Jude Medical Italia S.p.A. (Italian corporation)
•	St. Jude Medical Belgium (Belgian corporation)
•	St. Jude Medical España S.A. (Spanish corporation)
•	St. Jude Medical France S.A.S. (French corporation)
•	St. Jude Medical Finland O/y (Finnish corporation)
•	St. Jude Medical Sp.zo.o. (Polish corporation)
•	St. Jude Medical GmbH (German corporation)
•	St. Jude Medical Kft (Hungarian corporation)
•	St. Jude Medical UK Limited (United Kingdom corporation)
•	St. Jude Medical (Schweiz) AG (Swiss corporation)
•	UAB “St. Jude Medical Baltic” (Lithuanian corporation)
•	St. Jude Medical Norway AS (Norwegian corporation)